Exhibit 4.8

Form 51-102F3

Material Change Report

1.                                      Name and Address of Company

Pan American Silver Corp. (the “Company”)

1500 — 625 Howe Street

Vancouver, British Columbia, V6C 2T6

2.                                      Date of Material Change

February 5, 2009

3.                                      News Release

News releases dated February 4, 2009 and February 5, 2009 were issued through Marketwire and were filed with regulatory authorities in Canada.

4.                                      Summary of Material Change

On February 4, 2009 the Company announced its intention to make a public offering of common shares to the public, and filed a preliminary shelf prospectus supplement in connection with this announcement.  On February 5, 2009 the Company announced that the offering would consist of 5,540,000 common shares at a price of US$16.25 per common share, and filed a shelf prospectus supplement in connection with this announcement.  The underwriters to the offering were granted an over-allotment option exercisable within 30 days of the filing of the final prospectus supplement on February 5, 2009, with a maximum of 831,000 additional common shares at a price of US$16.25 per common share.

5.                                      Full Description of Material Change

See attached Schedule “A” and Schedule “B”.

6.                                      Reliance on subsection 7.1(2) or (3) of National Instrument 51-102

Not applicable.

7.                                      Omitted Information

No significant facts otherwise required to be disclosed in this report have been omitted.

8.                                      Executive Officer

The following executive officer of the Company is knowledgeable about the material change and may be contacted by any of the Securities Commissions in respect to the change:

Robert Pirooz

General Counsel, Corporate Secretary and Director

604-684-1175

9.                                    Date of Report

February 6, 2009

SCHEDULE “A”

PAN AMERICAN SILVER ANNOUNCES PUBLIC OFFERING OF COMMON SHARES

Vancouver, B.C. — February 4, 2009 — Pan American Silver Corp. (NASDAQ: PAAS; TSX: PAA) (the “Company”) announced today that it has filed a preliminary prospectus supplement to its existing base shelf prospectus with the securities regulatory authorities in each of the provinces and territories of Canada and has made a similar filing with the SEC in connection with a public offering of its common shares to raise gross proceeds of US$90 million (the “Offering”).

The Company will also grant to the underwriters of the Offering an option, exercisable for a period of 30 days following the filing of a final prospectus supplement, to purchase additional common shares for consideration of up to US$13.5 million.

The Company expects to use the net proceeds of this Offering to fund acquisitions, development programs on acquired mineral properties, working capital requirements and for other general corporate purposes.

Goldman Sachs Canada Inc. and CIBC World Markets Inc. will act as co-lead managers and joint book runners of the Offering.

A copy of the preliminary prospectus supplement and the base shelf prospectus may be obtained from your Goldman Sachs sales person or Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004 Attention:  Prospectus Department (212-902-1171 or toll-free 866-471-2526, facsimile 212-902-9316) or by emailing prospectus-ny@ny.email.gs.com.

Copies of these documents may also be obtained from CIBC World Markets Corp., 425 Lexington Avenue, 5th Floor, New York, New York, 10017, by fax at 212-667-6303 or by email at useprospectus@us.cibc.com.  You may also obtain a copy of these documents in Canada from CIBC World Markets Inc., by fax 416-594-7242 or request a copy by telephone at 416-594-7270.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy common shares nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Pan American Silver

Pan American Silver’s mission is to be the world’s largest and lowest cost primary silver mining company by increasing its low cost silver production and silver reserves.  The Company has eight operating mines in Mexico, Peru, Bolivia and Argentina.

Information Contact

Kettina Cordero

Coordinator, Investor Relations

(604) 684-1175

info@panamericansilver.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

THIS NEWS RELEASE CONTAINS “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND “FORWARD-LOOKING INFORMATION” WITHIN THE MEANING OF APPLICABLE CANADIAN SECURITIES LEGISLATION.  SUCH FORWARD-LOOKING STATEMENTS AND INFORMATION INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS AS TO THE TERMS AND CONDITIONS OF THE OFFERING, THE PROSPECTS OF ITS COMPLETION AND THE USE OF PROCEEDS FROM SUCH OFFERING.  THE COMPANY DOES NOT INTEND, AND DOES NOT ASSUME ANY OBLIGATION TO, UPDATE SUCH FORWARD-LOOKING STATEMENTS OR INFORMATION, OTHER THAN AS REQUIRED BY APPLICABLE LAW.

FORWARD-LOOKING STATEMENTS OR INFORMATION INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, LEVEL OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS OF PAN AMERICAN AND ITS OPERATIONS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS.  SUCH FACTORS INCLUDE, AMONG OTHERS:  FLUCTUATIONS IN THE SPOT AND FORWARD PRICE OF SILVER, GOLD, BASE METALS OR CERTAIN OTHER COMMODITIES (SUCH AS NATURAL GAS, FUEL OIL AND ELECTRICITY); FLUCTUATIONS IN THE CURRENCY MARKETS (SUCH AS THE PERUVIAN SOLE, MEXICAN PESO ARGENTINE PESO AND BOLIVIAN BOLIVIANO VERSUS THE U.S. DOLLAR); CHANGES IN NATIONAL AND LOCAL GOVERNMENT, LEGISLATION, TAXATION, CONTROLS, REGULATIONS AND POLITICAL OR ECONOMIC DEVELOPMENTS IN CANADA, PERU, MEXICO, ARGENTINA, BOLIVIA, THE UNITED STATES OR OTHER COUNTRIES IN WHICH THE COMPANY MAY CARRY ON BUSINESS IN THE FUTURE; OPERATING OR TECHNICAL DIFFICULTIES IN CONNECTION WITH MINING OR DEVELOPMENT ACTIVITIES; RISKS AND HAZARDS ASSOCIATED WITH THE BUSINESS OF MINERAL EXPLORATION, DEVELOPMENT AND MINING (INCLUDING ENVIRONMENTAL HAZARDS, INDUSTRIAL ACCIDENTS, UNUSUAL OR UNEXPECTED GEOLOGICAL FORMATIONS, PRESSURES, CAVE-INS AND FLOODING); INADEQUATE INSURANCE, OR INABILITY TO OBTAIN INSURANCE, TO COVER THESE RISKS AND HAZARDS; EMPLOYEE RELATIONS; AVAILABILITY AND INCREASING COSTS ASSOCIATED WITH MINING INPUTS AND LABOR; THE SPECULATIVE NATURE OF MINERAL EXPLORATION AND DEVELOPMENT, INCLUDING THE RISKS OF OBTAINING NECESSARY LICENSES AND PERMITS; DIMINISHING QUANTITIES OR GRADES OF MINERAL RESERVES AS PROPERTIES ARE MINED; BUSINESS OPPORTUNITIES THAT MAY BE PRESENTED TO, OR PURSUED BY, THE COMPANY; THE COMPANY’S ABILITY TO SUCCESSFULLY INTEGRATE ACQUISITIONS; AND CHALLENGES TO THE COMPANY’S TITLE TO PROPERTIES; AS WELL AS THOSE FACTORS DESCRIBED IN THE SECTION “RISK RELATED TO PAN AMERICAN’S BUSINESS” CONTAINED IN THE COMPANY’S MOST RECENT FORM 40F/ANNUAL INFORMATION FORM FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORY AUTHORITIES.  ALTHOUGH THE COMPANY HAS ATTEMPTED TO IDENTIFY IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN FORWARD-LOOKING STATEMENTS OR INFORMATION, THERE MAY BE OTHER FACTORS THAT CAUSE RESULTS TO BE MATERIALLY DIFFERENT FROM THOSE ANTICIPATED, DESCRIBED, ESTIMATED, ASSESSED OR INTENDED.  THERE CAN BE NO ASSURANCE THAT ANY FORWARD-LOOKING STATEMENTS OR INFORMATION WILL PROVE TO BE ACCURATE AS ACTUAL RESULTS AND FUTURE EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH STATEMENTS OR INFORMATION.  ACCORDINGLY, READERS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS OR INFORMATION.

SCHEDULE “B”

PAN AMERICAN SILVER ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON SHARES

Vancouver, B.C. — February 5, 2009 — Pan American Silver Corp. (NASDAQ: PAAS; TSX: PAA) (the “Company”) announced today that it has priced its previously announced public offering of common shares (the “Offering”).  Pursuant to the Offering, the Company will issue 5,540,000 common shares at a price of US$16.25 per share, for aggregate proceeds of approximately US$90 million.  The Company will file a final prospectus supplement to its existing base shelf prospectus with the securities regulatory authorities in each of the provinces and territories of Canada and will make a similar filing with the SEC (the “Offering”).  Closing of the Offering is scheduled for February 12, 2009.

The Company has also granted to the underwriters of the Offering an option, exercisable for a period of 30 days following the filing of the final prospectus supplement, to purchase up to an additional 831,000 common shares at a price of US$16.25 per share.

The Company expects to use the net proceeds of this Offering to fund acquisitions, development programs on acquired mineral properties, working capital requirements and for other general corporate purposes.

Golman Sachs Canada Inc. and CIBC World Markets Inc. are acting as co-lead managers and joint book runners of the Offering and UBS Securities Canada Inc., Merrill Lynch Canada Inc., RBC Dominion Securities Inc., National Bank Financial Inc., Raymond James Ltd., Salman Partners Inc. and Canaccord Capital Corporation are acting as co-managers of the Offering.

A copy of the final prospectus supplement and the base shelf prospectus may be obtained from your Goldman Sachs sales person or Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004 Attention:  Prospectus Department (212-902-1171 or toll-free 866-471-2526, facsimile 212-902-9316) or by emailing prospectus-ny@ny.email.gs.com.

Copies of these documents may also be obtained from CIBC World Markets Corp., 425 Lexington Avenue, 5th Floor, New York, New York, 10017, by fax at 212-667-6303 or by email at useprospectus@us.cibc.com.  You may also obtain a copy of these documents in Canada from CIBC World Markets Inc., by fax 416-594-7242 or request a copy by telephone at 416-594-7270.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy common shares nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Pan American Silver

Pan American Silver’s mission is to be the world’s largest and lowest cost primary silver mining company by increasing its low cost silver production and silver reserves.  The Company has eight operating mines in Mexico, Peru, Bolivia and Argentina.

Information Contact

Kettina Cordero

Coordinator, Investor Relations

(604) 684-1175

info@panamericansilver.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

THIS NEWS RELEASE CONTAINS “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND “FORWARD-LOOKING INFORMATION” WITHIN THE MEANING OF APPLICABLE CANADIAN SECURITIES LEGISLATION.  SUCH FORWARD-LOOKING STATEMENTS AND INFORMATION INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS AS TO THE PROSPECTS OF THE OFFERING’S COMPLETION AND THE USE OF PROCEEDS FROM SUCH OFFERING.  THE COMPANY DOES NOT INTEND, AND DOES NOT ASSUME ANY OBLIGATION TO, UPDATE SUCH FORWARD-LOOKING STATEMENTS OR INFORMATION, OTHER THAN AS REQUIRED BY APPLICABLE LAW.

FORWARD-LOOKING STATEMENTS OR INFORMATION INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, LEVEL OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS OF PAN AMERICAN AND ITS OPERATIONS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS.  SUCH FACTORS INCLUDE, AMONG OTHERS:  FLUCTUATIONS IN THE SPOT AND FORWARD PRICE OF SILVER, GOLD, BASE METALS OR CERTAIN OTHER COMMODITIES (SUCH AS NATURAL GAS, FUEL OIL AND ELECTRICITY); FLUCTUATIONS IN THE CURRENCY MARKETS (SUCH AS THE PERUVIAN SOLE, MEXICAN PESO ARGENTINE PESO AND BOLIVIAN BOLIVIANO VERSUS THE U.S. DOLLAR); CHANGES IN NATIONAL AND LOCAL GOVERNMENT, LEGISLATION, TAXATION, CONTROLS, REGULATIONS AND POLITICAL OR ECONOMIC DEVELOPMENTS IN CANADA, PERU, MEXICO, ARGENTINA, BOLIVIA, THE UNITED STATES OR OTHER COUNTRIES IN WHICH THE COMPANY MAY CARRY ON BUSINESS IN THE FUTURE; OPERATING OR TECHNICAL DIFFICULTIES IN CONNECTION WITH MINING OR DEVELOPMENT ACTIVITIES; RISKS AND HAZARDS ASSOCIATED WITH THE BUSINESS OF MINERAL EXPLORATION, DEVELOPMENT AND MINING (INCLUDING ENVIRONMENTAL HAZARDS, INDUSTRIAL ACCIDENTS, UNUSUAL OR UNEXPECTED GEOLOGICAL FORMATIONS, PRESSURES, CAVE-INS AND FLOODING); INADEQUATE INSURANCE, OR INABILITY TO OBTAIN INSURANCE, TO COVER THESE RISKS AND HAZARDS; EMPLOYEE RELATIONS; AVAILABILITY AND INCREASING COSTS ASSOCIATED WITH MINING INPUTS AND LABOR; THE SPECULATIVE NATURE OF MINERAL EXPLORATION AND DEVELOPMENT, INCLUDING THE RISKS OF OBTAINING NECESSARY LICENSES AND PERMITS; DIMINISHING QUANTITIES OR GRADES OF MINERAL RESERVES AS PROPERTIES ARE MINED; BUSINESS OPPORTUNITIES THAT MAY BE PRESENTED TO, OR PURSUED BY, THE COMPANY; THE COMPANY’S ABILITY TO SUCCESSFULLY INTEGRATE ACQUISITIONS; AND CHALLENGES TO THE COMPANY’S TITLE TO PROPERTIES; AS WELL AS THOSE FACTORS DESCRIBED IN THE SECTION “RISK RELATED TO PAN AMERICAN’S BUSINESS” CONTAINED IN THE COMPANY’S MOST RECENT FORM 40F/ANNUAL INFORMATION FORM FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORY AUTHORITIES.  ALTHOUGH THE COMPANY HAS ATTEMPTED TO IDENTIFY IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN FORWARD-LOOKING STATEMENTS OR INFORMATION, THERE MAY BE OTHER FACTORS THAT CAUSE RESULTS TO BE MATERIALLY DIFFERENT FROM THOSE ANTICIPATED, DESCRIBED, ESTIMATED, ASSESSED OR INTENDED.  THERE CAN BE NO ASSURANCE THAT ANY FORWARD-LOOKING STATEMENTS OR INFORMATION WILL PROVE TO BE ACCURATE AS ACTUAL RESULTS AND FUTURE EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH STATEMENTS OR INFORMATION.  ACCORDINGLY, READERS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS OR INFORMATION.